January 5, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements made by United States Antimony Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January, 1998. We agree with the statements concerning our Firm in such Form 8-K.

               Very truly yours,

               /s/COOPERS & LYBRAND L.L.P.


Enclosure